Exhibit 99.4

中国电池工业协会

Battery Industry Association of China

证明

Certificate

根据中国电池工业协会2009年全国电池行业年度统计结果，浙江长兴昌盛电气有限公司 2009 年电动助力车用铅酸蓄电池产量在全国铅酸电池行业同类产品中排列第三位。 During the year 2009, Changxing Chisen

特此证明。 Electric Company Limited was ranked 3rd in terms of production.

中国电池工业协会

2010年 7月 5 日